EXHIBIT 99.1

Heritage Oaks Bancorp Reports Third Quarter 2013 Results

PASO ROBLES, Calif., Oct. 24, 2013 (GLOBE NEWSWIRE) -- Heritage Oaks Bancorp ("Heritage Oaks" or the "Company") (Nasdaq:HEOP), a bank holding company and parent of Heritage Oaks Bank (the "Bank"), reported net income of $2.8 million for the third quarter of 2013, compared with $6.4 million for the third quarter of 2012, and $2.7 million for the second quarter of 2013. The year-over-year decline in net income for the third quarter was the result of the Company reversing $4.1 million of valuation allowance against its deferred tax asset in the third quarter of 2012. For the first nine months of 2013, net income was $9.2 million compared with $9.9 million for the same period in 2012.

Income before taxes grew $0.9 million, or 24.8%, to $4.4 million for the third quarter of 2013; and grew $8.5 million, or 132.7%, to $14.9 million for the first nine months of 2013 compared with the same respective periods a year ago. The improvement in income before taxes for both the third quarter and first nine months of 2013 compared with the same respective periods a year ago is primarily the result of the Company not recording any provision for loan losses in 2013 due to improved credit quality metrics for the Company's loan portfolio.

Highlights

  Gross loans grew to $777.2 million at September 30, 2013, an increase of 14.6% compared with a year ago resulting from the strategy to hire additional relationship managers to expand the agribusiness, commercial, and residential business lines.

  Total deposits grew to $957.0 million at September 30, 2013, an increase of 11.9% compared with a year ago, resulting from our focus on building new and expanding existing client relationships. Non-interest bearing demand deposits grew 6.8% year-over-year, representing 29.8% of total deposits at September 30, 2013.

  Loan credit quality continued to improve with classified assets declining $13.2 million, or 22.6%, to $45.3 million, and non-performing assets declining $8.4 million, or 39.9%, at September 30, 2013 compared with a year earlier. Annualized net loan charge-offs for the third quarter of 2013 declined 61 basis points to 0.24% compared with annualized net loan charge-offs of 0.85% for the third quarter of 2012. The Company had no Other Real Estate Owned ("OREO") at September 30, 2013; marking the fourth consecutive quarter without any OREO holdings.

  Regulatory capital ratios decreased to 10.6% and 14.5% for Tier 1 Leverage and Total Risk-Based Capital at September 30, 2013, respectively from 12.2% and 16.2% a year ago resulting directly from the repurchase of the Series A Preferred Stock issued to the U.S. Department of the Treasury ("UST") as part of the Troubled Asset Relief Program—Capital Purchase Program (the "TARP CPP"), at par plus accrued dividends for $21.2 million, and the repurchase of related warrants for $1.6 million, which provided UST the opportunity to purchase 611,650 of the Company's common shares at a strike price of $5.15 per share. With the repurchase of the Preferred Stock and related warrants, the Company has fully exited the TARP CPP program with UST.

  The Federal Reserve Bank of San Francisco terminated its Memorandum of Understanding with the Company effective September 4, 2013, which marks the end of enhanced regulatory oversight of the Company by its banking regulators.

  The Bank completed the purchase of a strategically located branch office building from Union Bank, N.A. in downtown San Luis Obispo, California in an effort to better serve our customers.

  As previously announced, the Company entered into a definitive agreement to acquire Mission Community Bancorp for an aggregate purchase price of $56.4 million, based on the Company's stock closing price of $6.42 on October 18, 2013. The acquisition is subject to regulatory and shareholder approvals. This  acquisition will provide the opportunity to expand our product offerings to the customers of both banks, and position the combined organization for future strategic growth opportunities.

"We are pleased with our strong financial performance for the first nine months of 2013," said Simone Lagomarsino, President and Chief Executive Officer of Heritage Oaks Bancorp. "We believe our strong performance, in particular our loan and deposit growth, is reflective of our strategic decision to restructure our organization in 2012 by reducing back office costs and redeploying a portion of these cost savings to hire additional relationship bankers. These new team members are facilitating our expansion into new geographic markets in Ventura County, deepening our penetration in existing markets and supporting the expansion of our product lines including agribusiness and mortgage lending."

"We are also pleased to have repurchased all of the Series A Preferred Stock and related warrants held by UST as part of the TARP CPP," said Ms. Lagomarsino. "Our ability to both repurchase the Series A Preferred Stock and related warrants with internal resources, and terminate our MOU with the Federal Reserve during the third quarter mark significant milestones in our return to financial health. The repurchase of the Preferred Stock and related warrants also eliminates the dilutive effect these instruments had on our common shareholders."

"We are extremely excited about the recently announced acquisition of Mission Community Bank," said Ms. Lagomarsino. "This is an exceptional opportunity to combine two well- respected banks that share a deep commitment to our local communities. With our combined operations and increased assets, we can expand product offerings to our customers while continuing to provide outstanding service and retaining the community focus that is at the core of our two banks. We are firmly committed to making this merger a success for our employees, customers, shareholders and communities."

Net Income Available to Common Shareholders

Net income available to common shareholders for the third quarter of 2013 declined to $2.6 million, or $0.10 per diluted common share, compared with $6.1 million, or $0.23 per diluted common share, for the third quarter of 2012. For the first nine months of 2013, net income available to common shareholders declined by $0.5 million, or $0.02 per diluted common share, from $8.8 million, or $0.33 per diluted common share, for the same period a year earlier, to $8.3 million, or $0.31 per diluted common share. The key component of the change in net income available to common shareholders for the three and nine month periods was the reversal of the remaining deferred tax valuation allowance in 2012, for which there was no corresponding reversals in 2013. The other factors impacting the year over year change in net income available to common shareholders are discussed below.

Net Interest Income

Net interest income was $10.5 million, or 4.04% of average interest earning assets ("net interest margin"), for the third quarter of 2013 compared with $10.6 million, or a 4.36% net interest margin, for the same period a year earlier. For the first nine months of 2013, net interest income was $30.8 million, or a 4.07% net interest margin, compared with $31.7 million, or a 4.49% net interest margin for the same period a year ago. The decline in net interest income is largely the result of the decline in yields on our loan and investment portfolios due to the historically low interest rate environment resulting from the slowdown in the economy, despite strong year-over-year growth in the Company's loan portfolio.

Provision for Loan Losses

No provisions for loan losses were recorded for the third quarter or the first nine months of 2013 compared with $1.3 million and $7.7 million recorded in the same respective periods a year earlier. The lack of provisions for loan losses during the three and nine months ended September 30, 2013, was largely driven by continued improvements in the overall credit quality of the loan portfolio, continued improvement in our historical loan loss experience and a shift in the loan portfolio to products with lower credit risks, which favorable trends more than offset the impacts of the growth in the overall loan balance. Net charge-offs declined $1.0 million, or 67.8%, to $0.5 million for the third quarter of 2013 compared with net charge-offs of $1.5 million for the same period a year earlier. For the first nine months of 2013, net charge-offs declined $8.3 million, or 92.2%, to $0.7 million compared with $9.0 million for the same period in 2012. Annualized net loan charge-offs to total gross loans for the third quarter of 2013 declined 61 basis points to 0.24% compared with 0.85% for the third quarter of 2012. For the first nine months of 2013, annualized net loan charge-offs to total gross loans declined 169 basis points to 0.12% compared with 1.81% for the same period a year earlier.

Non-Interest Income

Non-interest income was $2.4 million for the third quarter of 2013 compared with $3.0 million for the same period a year earlier. For the first nine months of 2013, non-interest income was $11.0 million compared with $9.0 million for the same period a year ago. Higher non-interest income during the first nine months of 2013 compared with the same period a year ago is primarily the result of $3.9 million of gains from securities sales, which were primarily generated from the sale of $89.3 million of investment securities in the first quarter of 2013. The securities were sold in the first quarter of 2013 to reduce the overall duration of the investment securities portfolio to limit interest rate risk exposure, and to provide a funding source for our strong loan demand. As a result of the first quarter repositioning of the portfolio, total duration of the investment securities portfolio declined from 3.1 years prior to the sale of investment securities to 2.4 years after the sale.

Excluding gains on sale of investment securities, non-interest income decreased 21.7% and 3.3% for the third quarter and first nine months of 2013, respectively, compared with the same respective periods a year earlier, reflecting declines in the level of gains on sale of mortgages due to lower mortgage loan activities in the third quarter, consistent with industry trends, partially offset for the year to date period by gains on the sale of the guaranteed portion of SBA loans recognized in the second quarter of 2013.

Non-Interest Expense

Non-interest expense was $8.6 million for the three months ended September 30, 2013 compared with $8.8 million for the same period a year earlier. For the first nine months of 2013, non-interest expense was $26.9 million compared with $26.7 million for the same period a year ago.

The decline in non-interest expense for the third quarter of 2013 was largely the result of a $0.1 million reduction in provision for mortgage repurchases as no such provisions were recorded in the current quarter, and lower regulatory expenses attributable to the Company's improved regulatory standing. The increase for the first nine months of 2013 was primarily the result of increased salary and employee benefit costs due to the lack of an incentive compensation plan in 2012, 2013 merit increases, higher mortgage commissions due to increased mortgage production in the first half of 2013 and lower salary continuation plan costs in 2012 due to the reversal of unvested benefits for terminated employees. Other non-interest expense increased $0.6 million for the first nine months of 2013 as compared with the same period in 2012 primarily as a result of higher loan administration costs associated with higher loan originations and minor settlement costs incurred to resolve a legal matter. These increases were partially offset by a $0.4 million decline in the provision for mortgage repurchases as we resolved all known claims during 2012.

The Company's operating efficiency ratio increased to 67.1% for the third quarter of 2013 from 65.5% for the same period a year ago. For the first nine months of 2013, the operating efficiency ratio increased to 69.9% from 67.0% for the same period a year earlier. Our operating efficiency ratio for the three and nine months ended September 30, 2013 reflects the impacts of the changes in non-interest expense discussed above. However, the most notable impact on the operating efficiency ratio has been the negative impacts caused by the net interest margin compression resulting from the continuing effects of the current low interest rate environment.

Income Taxes

Income tax expense was $1.6 million for the third quarter of 2013 compared with a $2.9 million tax benefit for the same period a year earlier. For the first nine months of 2013, income tax expense was $5.7 million compared with a $3.5 million tax benefit for the same period a year ago. The income tax benefits for both the three and nine months ended September 30, 2012 included the impact of the partial reversal of $4.1 million and $5.6 million, respectively, of the valuation allowance held against the Company's deferred tax assets, which was fully reversed by the end of the third quarter of 2012.

Excluding the impact of the valuation allowance reversal in 2012, the Company's effective tax rate for the third quarter of 2013 was 36.6% compared with 33.4% for the same period a year ago, and 38.2% for the first nine months of 2013 compared with 32.8% for the same period in 2012. The year-over-year increase in the effective tax rates primarily reflects the higher tax benefits from tax exempt municipal interest relative to pre-tax income in 2012 as compared with 2013, as overall earnings improved in 2013.

Balance Sheet

Total assets increased $95.2 million, or 9.0%, to $1.2 billion at September 30, 2013 compared with a year earlier. The increase in total assets was primarily the result of growth in the investment security and loan portfolios. Total stockholders' equity was $125.1 million at September 30, 2013, a decrease of $17.2 million or 12.1%, compared with a year earlier, primarily due to the repurchase of the Series A Preferred Stock and related warrants from UST, and to a lesser degree declines in accumulated other comprehensive income due to erosion in the fair value of the investment securities portfolio as interest rates have recently risen causing a steepening of interest rate yield curves. These declines in stockholders' equity were partially offset by an increase in retained earnings attributable to the continued positive earnings results during 2013.

Total gross loans increased $98.8 million, or 14.6%, to $777.2 million at September 30, 2013 from $678.3 million at September 30, 2012, resulting from strong growth in commercial, residential, and agriculture lending relationships. Total new loan production, including mortgage loans originated for sale, increased $8.4 million, or 7.6%, to $119.2 million during the three months ended September 30, 2013 compared with $110.8 million a year earlier. Total deposits grew $101.9 million, or 11.9%, to $957.0 million at September 30, 2013 from $855.0 million a year earlier as we continue to build on our existing strong customer relationships and establish new customer relationships.

The Company's liquidity ratio (total cash and cash equivalents plus unpledged marketable securities divided by the sum of total deposits and short-term liabilities less pledged securities) was 27.5% at September 30, 2013 compared with 35.1% at September 30, 2012, which decline reflects the reduction in the level of securities, which were used to fund loan growth and to repay short-term FHLB borrowings.

The Company's and the Bank's regulatory capital ratios exceeded the ratios generally required to be considered a "well capitalized" financial institution for regulatory purposes. The Tier I Leverage Ratios for the Company and the Bank were 10.6% and 10.1%, respectively, at September 30, 2013 compared with the requirement of 5.0% to generally be considered a "well capitalized" financial institution for regulatory purposes. The Total Risk-Based Capital Ratios for the Company and the Bank were 14.5% and 13.9%, respectively, at September 30, 2013 compared with the requirement of 10.0% to generally be considered a "well capitalized" financial institution for regulatory purposes. The decline in the capital ratios as of September 30, 2013 at both the Bank and Company were largely the result of the repurchase of the Series A Preferred Shares and related warrants to purchase common stock previously held by UST.

Asset Quality

Classified loans decreased $12.3 million or 21.3% to $45.3 million at September 30, 2013 compared with $57.6 million at September 30, 2012. In the first week of October, the Bank's single largest classified loan relationship with an outstanding balance of just over $6.4 million was paid-off in full. The impact of this pay-off will be reflected in the fourth quarter results but represents a further material improvement in our overall classified loan position. Non-accrual loans decreased $7.8 million to $12.7 million at September 30, 2013, of which $10.2 million were paying per their contractual terms, compared with $20.5 million of non-accrual loans at September 30, 2012. Non-performing loans to gross loans decreased to 1.6% at September 30, 2013 from 3.0% at September 30, 2012. The Company held no OREO at September 30, 2013, a decrease of $0.6 million from September 30, 2012 and the fourth consecutive quarter with no OREO holdings. Total non-performing assets, inclusive of non-accrual loans, decreased $8.4 million to $12.7 million at September 30, 2013 compared with $21.1 million at September 30, 2012. The percentage of non-performing assets to total assets was 1.1% at September 30, 2013 compared with 2.0% at September 30, 2012. We believe the improvement in asset quality is primarily the result of the improvement in the economy along the central coast of California and a change in the mix of our loan portfolio to products with lower credit risk.

Total troubled debt restructurings ("TDRs") outstanding were $9.8 million at September 30, 2013 compared with $11.6 million at September 30, 2012. The decrease in the level of TDRs is largely the result of payment activity on existing TDRs outpacing the level of new TDRs. The allowance for loan losses ("ALLL") was $17.5 million, or 2.3% of total loans at September 30, 2013, compared with $18.0 million, or 2.7% of total loans at September 30, 2012. The decrease in the ALLL to total loans ratio is due to continued improvement in the credit quality of the loan portfolio, the mix of loans in the portfolio to higher credit quality products, and declines in the historical loss experience of the loan portfolio.

Conference Call

The Company will host a conference call to discuss the third quarter results at 8:00 a.m. PDT on October 25, 2013. Media representatives, analysts and the public are invited to listen to this discussion by calling (877) 363-5052 and entering the conference ID 71971234, or via on-demand webcast. A link to the webcast will be available on Heritage Oaks Bancorp's website at www.heritageoaksbancorp.com. A replay of the call will be available on Heritage Oaks Bancorp's website later that day and will remain on its site for up to 14 calendar days. By including the foregoing website address, Heritage Oaks Bancorp does not intend to and shall not be deemed to incorporate by reference any material contained therein.

Quarterly Report on Form 10-Q

The Company intends to file with the U.S. Securities and Exchange Commission its Quarterly Report on Form 10-Q for the quarter ended September 30, 2013, on or before November 8, 2013.  This report can be accessed at the U.S. Securities and Exchange Commission's website, www.sec.gov. Shortly after filing, it is also available free of charge at the Company's website, www.heritageoaksbancorp.com or by contacting the Company's Investor Relations Department. By including the foregoing website addresses, Heritage Oaks Bancorp does not intend to and shall not be deemed to incorporate by reference any material contained therein.

About Heritage Oaks Bancorp

With $1.2 billion in assets, Heritage Oaks Bancorp is the holding company for Heritage Oaks Bank which operates as Heritage Oaks Bank and Business First, a division of Heritage Oaks Bank. Heritage Oaks Bank has its headquarters and two branch offices in Paso Robles, two branch offices in San Luis Obispo and Santa Maria, single branch offices in Cambria, Arroyo Grande, Atascadero, Templeton, and Morro Bay, as well as loan production offices in Goleta and Ventura/Oxnard. Heritage Oaks Bank conducts commercial banking business in the counties of San Luis Obispo, Santa Barbara, and Ventura. The Business First division has one branch office in Santa Barbara. Visit Heritage Oaks Bancorp on the Web at www.heritageoaksbancorp.com. By including the foregoing website address, Heritage Oaks Bancorp does not intend to and shall not be deemed to incorporate by reference any material contained therein.

Important Information for Investors and Shareholders

This presentation does not constitute an offer to sell or the solicitation of an offer to buy any securities or solicitation of any vote or approval. In connection with the proposed transaction, Heritage Oaks intends to file with the U.S. Securities and Exchange Commission a registration statement on Form S-4, which will include a joint proxy statement/prospectus with respect to the proposed acquisition of Mission Community Bancorp. The final joint proxy statement/prospectus will be mailed to the shareholders of Heritage Oaks in advance of a vote of shareholders regarding the proposed merger.

INVESTORS AND SECURITY HOLDERS OF HERITAGE OAKS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED MERGER CAREFULLY AND IN ITS ENTIRETY, INCLUDING ANY DOCUMENTS PREVIOUSLY FILED WITH THE SEC AND INCORPORATED BY REFERENCE INTO THE JOINT PROXY STATEMENT/PROSPECTUS, WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION REGARDING HERITAGE OAKS AND THE PROPOSED MERGER. INVESTORS WILL BE ABLE TO OBTAIN A FREE COPY OF THE REGISTRATION STATEMENT AND JOINT PROXY STATEMENT/PROSPECTUS, AS WELL AS OTHER FILINGS CONTAINING INFORMATION ABOUT HERITAGE OAKS (INCLUDING BUT NOT LIMITED TO ITS ANNUAL REPORTS ON FORM 10-K, ITS PROXY STATEMENTS, ITS CURRENT REPORTS ON FORM 8-K AND ITS QUARTERLY REPORTS ON FORM 10-Q), WITHOUT CHARGE, AT THE U.S. SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT HTTP://WWW.SEC.GOV/. INVESTORS MAY ALSO OBTAIN THESE DOCUMENTS, WITHOUT CHARGE, FROM HERITAGE OAKS' WEBSITE AT http://www.heritageoaksbancorp.com OR BY CONTACTING HERITAGE OAKS' INVESTOR RELATIONS DEPARTMENT AT 805.369.5107.

By including the foregoing website addresses, Heritage Oaks does not intend to and shall not be deemed to incorporate by reference herein any material contained therein.

Participants in a Solicitation

Heritage Oaks and each of its respective directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed merger.

INFORMATION ABOUT THE DIRECTORS AND EXECUTIVE OFFICERS OF HERITAGE OAKS AND THEIR OWNERSHIP OF HERITAGE OAKS COMMON STOCK IS SET FORTH IN THE PROXY STATEMENT FOR HERITAGE OAKS' 2013 ANNUAL MEETING OF SHAREHOLDERS AS PREVIOUSLY FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION ADDITIONAL INFORMATION REGARDING THE INTERESTS OF SUCH PARTICIPANTS IN THE PROPOSED TRANSACTION WILL BE INCLUDED IN THE JOINT PROXY STATEMENT/PROSPECTUS, WHEN IT BECOMES AVAILABLE.

Forward Looking Statements

This press release contains "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward looking statements to be covered by the safe harbor provisions for forward looking statements. All statements other than statements of historical fact are "forward looking statements" for purposes of federal and state securities laws, including, but not limited to, statements about anticipated future operating and financial performance, financial position and liquidity, business prospects, strategic alternatives, business strategies, regulatory and competitive outlook, investment and expenditure plans, capital and financing needs and the availability of acquisition and divestiture opportunities, plans and objectives of management for future operations, and other similar forecasts and statements of expectation and statements of assumptions underlying any of the foregoing. Words such as "will likely result," "aims," "anticipates," "believes," "could," "estimates," "expects," "hopes," "intends," "may," "plans," "projects," "seeks," "should," "will," and variations of these words and similar expressions are intended to help identify forward‐looking statements.

Forward looking statements are based on the Company's current expectations and assumptions regarding its business, the regulatory environment, the economy and other future conditions. Forward looking statements are subject to a number of risks and uncertainties that could cause the Company's actual results to differ materially and adversely from those contemplated by the forward looking statements. The Company cautions you against relying on any of these forward looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward looking statements, include the following: the uncertainty as to whether the financial crisis in the United States has fully been resolved, including the continuing relative softness in the California real estate market, and the response of federal and state government and our regulators thereto; credit quality deterioration or a reduction in real estate values causing an increase in the allowance for credit losses and a reduction in net earnings; a decline in general economic conditions in those areas in which the Company operates; competitive pressure among depository institutions; fluctuations in interest rates and the possibility that a change in the interest rate environment may reduce net interest margins; changes in the Company's business strategy or development plans; the Company's ability to gain regulatory and shareholder approval and effectively integrate the recently announced acquisition of Mission Community Bancorp; changes in governmental regulation; changes in the credit quality of our loan portfolio; economic, political and global changes arising from the war on terrorism, social unrest and other civil disturbances; the Company's ability to increase profitability and sustain growth; asset/liability re-pricing risks and liquidity risks; the Company's beliefs as to the adequacy of its existing and anticipated allowance for loan and lease losses; the threat and impact of cyber-attacks on our and our third party vendors information technology infrastructure; environmental conditions, including natural disasters such as earthquakes, landslides and wildfires, may disrupt business, impede operations, or negatively impact the values of collateral securing loans; and financial policies of the United States government.

Additional information on these risks and other factors that could affect operating results and financial condition are detailed in reports filed by the Company with the U.S. Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 2012, filed by the Company with the U.S. Securities and Exchange Commission on March 4, 2013. Forward looking statements speak only as of the date they are made, and the Company does not undertake to update forward looking statements to reflect circumstances or events that occur after the date the forward looking statements are made, whether as a result of new information, future developments or otherwise, and specifically disclaims any obligation to revise or update such forward looking statements for any reason, except as may be required by law.

Use of Non-GAAP Financial Information

Heritage Oaks Bancorp provides all information required in accordance with generally accepted accounting principles (GAAP), but it believes that evaluating its ongoing operating results and in particular, making comparisons to similar companies, may be enhanced by providing additional measures used by management to assess operating results. Earnings before income taxes and provision for loan losses, a non-GAAP financial measure, is presented because the Company believes adjusting its results to exclude tax and loan loss provisions provides stockholders with a useful metric for evaluating the core profitability of the Company. A schedule reconciling our GAAP net income to earnings before income taxes and provision for loan losses is provided at the end of the tables below.

Heritage Oaks Bancorp
Consolidated Balance Sheets
(unaudited)

(dollar amounts in thousands except per share data)	9/30/2013	6/30/2013	9/30/2012
Assets
Cash and due from banks	$ 25,672	$ 24,337	$ 22,917
Interest bearing deposits in other banks	7,609	14,202	21,259
Total cash and cash equivalents	33,281	38,539	44,176

Investment securities available for sale	267,179	237,540	261,451
Federal Home Loan Bank stock	4,739	4,739	4,575
Loans held for sale	5,463	9,786	12,590
Gross loans	777,154	746,611	678,348
Net deferred loan fees	(1,454)	(1,372)	(977)
Allowance for loan losses	(17,468)	(17,934)	(17,987)
Net loans held for investment	758,232	727,305	659,384
Premises and equipment	24,129	17,641	15,238
Deferred tax assets, net	21,361	21,760	22,897
Bank owned life insurance	15,710	15,593	15,223
Goodwill and other intangible assets	12,681	12,781	12,473
Other real estate owned	--	--	615
Other assets	11,068	11,198	10,057
Total assets	$ 1,153,843	$ 1,096,882	$ 1,058,679

Liabilities
Deposits
Non-interest bearing deposits	$ 285,428	$ 287,098	$ 267,199
Interest bearing deposits	671,524	596,231	587,833
Total Deposits	956,952	883,329	855,032
Short term FHLB borrowing	5,000	3,000	9,500
Long term FHLB borrowing	52,500	49,500	36,500
Junior subordinated debentures	8,248	8,248	8,248
Other liabilities	6,051	6,517	7,114
Total liabilities	1,028,751	950,594	916,394

Stockholders' equity
Preferred stock, 5,000,000 shares authorized:
Series A senior preferred stock; $1,000 per share stated value issued and outstanding: none as of September 30, 2013 and 21,000 shares as of June 30, 2013 and September 30, 2012	--	20,726	20,441
Series C preferred stock, $3.25 per share stated value; issued and outstanding: 1,189,538 shares	3,604	3,604	3,604
Common stock, no par value; authorized: 100,000,000 shares; issued and outstanding: 25,391,343 , 25,342,560, and 25,288,430 shares as of September 30, 2013, June 30, 2013, and September 30, 2012, respectively	101,439	101,431	101,296
Paid in capital	5,879	7,580	7,240
Retained earnings	17,083	14,504	6,004
Accumulated other comprehensive (loss) / income	(2,913)	(1,557)	3,700
Total stockholders' equity	125,092	146,288	142,285
Total liabilities and stockholders' equity	$ 1,153,843	$ 1,096,882	$ 1,058,679
Book value per common share	$ 4.78	$ 4.80	$ 4.65

Heritage Oaks Bancorp
Consolidated Statements of Income
(unaudited)

	Three Months Ended
(dollar amounts in thousands except per share data)	9/30/2013	6/30/2013	9/30/2012
Interest Income
Loans	$ 10,064	$ 9,787	$ 9,716
Investment securities	1,347	1,213	1,783
Other	98	75	20
Total interest income	11,509	11,075	11,519
Interest Expense
Interest on deposits	731	710	719
Other borrowings	296	216	215
Total interest expense	1,027	926	934
Net interest income before provision for loan losses	10,482	10,149	10,585
Provision for loan losses	--	--	1,286
Net interest income after provision for loan losses	10,482	10,149	9,299
Non-Interest Income
Fees and service charges	1,195	1,120	1,071
Mortgage gain on sale and origination fees	656	1,089	1,181
Gain on sale of investment securities	344	5	329
Gain on sale of other real estate owned	--	--	102
Other income	228	698	301
Total non-interest income	2,423	2,912	2,984
Non-Interest Expense
Salaries and employee benefits	4,529	4,814	4,532
Occupancy	781	821	728
Information technology	658	640	551
Professional services	729	691	1,002
Regulatory	212	270	371
Equipment	395	435	395
Sales and marketing	170	147	171
Foreclosed asset costs and write-downs	23	53	107
Provision for mortgage loan repurchases	--	--	125
Amortization of intangible assets	100	100	86
Other expense	954	669	727
Total non-interest expense	8,551	8,640	8,795
Income before income tax expense / (benefit)	4,354	4,421	3,488
Income tax expense / (benefit)	1,593	1,705	(2,940)
Net income	2,761	2,716	6,428
Dividends and accretion on preferred stock	181	359	357
Net income available to common shareholders	$ 2,580	$ 2,357	$ 6,071

Weighted Average Shares Outstanding
Basic	25,172,929	25,130,299	25,089,325
Diluted	26,549,567	26,543,268	26,430,717
Earnings Per Common Share
Basic	$ 0.10	$ 0.09	$ 0.24
Diluted	$ 0.10	$ 0.09	$ 0.23

Heritage Oaks Bancorp
Consolidated Statements of Income
(unaudited)

	Nine Months Ended
(dollar amounts in thousands except per share data)	9/30/2013	9/30/2012
Interest Income
Loans	$ 29,448	$ 29,289
Investment securities	3,993	5,311
Other	216	72
Total interest income	33,657	34,672
Interest Expense
Interest on deposits	2,101	2,315
Other borrowings	717	617
Total interest expense	2,818	2,932
Net interest income before provision for loan losses	30,839	31,740
Provision for loan losses	--	7,681
Net interest income after provision for loan losses	30,839	24,059
Non-Interest Income
Fees and service charges	3,330	3,270
Mortgage gain on sale and origination fees	2,519	3,071
Gain on sale of investment securities	3,935	1,696
Gain on sale of other real estate owned	--	112
Other income	1,212	851
Total non-interest income	10,996	9,000
Non-Interest Expense
Salaries and employee benefits	14,535	13,522
Occupancy	2,384	2,542
Information technology	1,925	1,911
Professional services	2,082	2,403
Regulatory	851	1,238
Equipment	1,245	1,223
Sales and marketing	438	432
Foreclosed asset costs and writedowns	131	303
Provision for mortgage loan repurchases	570	982
Amortization of intangible assets	300	258
Other expense	2,478	1,843
Total non-interest expense	26,939	26,657
Income before income tax expense / (benefit)	14,896	6,402
Income tax expense / (benefit)	5,689	(3,508)
Net income	9,207	9,910
Dividends and accretion on preferred stock	898	1,113
Net income available to common shareholders	$ 8,309	$ 8,797

Weighted Average Shares Outstanding
Basic	25,138,410	25,074,405
Diluted	26,540,104	26,354,643
Earnings Per Common Share
Basic	$ 0.33	$ 0.35
Diluted	$ 0.31	$ 0.33
Heritage Oaks Bancorp
Key Ratios

	Three Months Ended			Nine Months Ended
PROFITABILITY / PERFORMANCE RATIOS	9/30/2013	6/30/2013	9/30/2012	9/30/2013	9/30/2012
Net interest margin	4.04%	4.04%	4.36%	4.07%	4.49%
Return on average equity	8.46%	7.36%	18.60%	8.70%	9.81%
Return on average common equity	8.13%	7.66%	21.40%	8.06%	10.65%
Return on average tangible common equity	9.04%	8.55%	24.08%	8.89%	12.04%
Return on average assets	0.97%	1.00%	2.46%	1.12%	1.31%
Non interest income to total net revenue	18.78%	22.30%	21.99%	26.28%	22.09%
Yield on interest earning assets	4.44%	4.41%	4.75%	4.45%	4.91%
Cost of interest bearing liabilities	0.58%	0.57%	0.58%	0.56%	0.62%
Cost of funds	0.41%	0.40%	0.42%	0.40%	0.45%
Operating efficiency ratio (1)	67.10%	65.00%	65.47%	69.94%	67.03%
Non-interest expense to average assets, annualized	3.02%	3.17%	3.37%	3.28%	3.52%

ASSET QUALITY RATIOS

Non-performing loans to total gross loans	1.63%	1.87%	3.02%
Non-performing loans to equity	10.13%	9.53%	14.39%
Non-performing assets to total assets	1.10%	1.27%	1.99%
Allowance for loan losses to total gross loans	2.25%	2.40%	2.65%
Net charge-offs / (recoveries) to average loans outstanding, annualized	0.24%	-0.10%	0.85%	0.12%	1.81%
Classified assets to Tier I + ALLL	33.58%	33.07%	41.58%
30-89 Day Delinquency Rate	0.01%	0.05%	0.19%

CAPITAL RATIOS

Company
Leverage ratio	10.58%	12.60%	12.15%
Tier I Risk-Based Capital Ratio	13.27%	15.77%	14.92%
Total Risk-Based Capital Ratio	14.53%	17.03%	16.19%

Bank
Leverage ratio	10.05%	12.26%	11.75%
Tier I Risk-Based Capital Ratio	12.59%	15.31%	14.40%
Total Risk-Based Capital Ratio	13.85%	16.57%	15.66%

(1) The efficiency ratio is defined as total non interest expense as a percent of the combined net interest income plus non interest income, exclusive of gains and losses on securities sales, other than temporary impairment losses, gains and losses on sale of OREO and other OREO related costs and gains and losses on sale of fixed assets.

Heritage Oaks Bancorp
Average Balances

	For The Three Months Ended
	9/30/2013			6/30/2013			9/30/2012
(dollar amounts in thousands)	Balance	Yield/Rate	Inc/Exp	Balance	Yield/Rate	Inc/Exp	Balance	Yield/Rate	Inc/Exp
Interest Earning Assets
Interest bearing deposits in other banks	$ 11,729	0.27%	$ 8	$ 11,176	0.22%	$ 6	$ 13,042	0.15%	$ 5
Investment securities taxable	214,347	1.84%	994	214,229	1.76%	940	204,291	2.45%	1,256
Investment securities non taxable	40,650	3.45%	353	34,530	3.17%	273	62,634	3.35%	527
Other investments	6,642	5.38%	90	6,588	4.20%	69	6,478	0.92%	15
Loans (1)	755,511	5.28%	10,064	741,150	5.30%	9,787	678,655	5.70%	9,716
Total earning assets	1,028,879	4.44%	11,509	1,007,673	4.41%	11,075	965,100	4.75%	11,519
Allowance for loan losses	(18,055)			(17,856)			(18,207)
Other assets	113,051			101,929			92,880
Total assets	$ 1,123,875			$1,091,746			$ 1,039,773

Interest Bearing Liabilities
Interest bearing demand	$ 80,523	0.10%	$ 21	$ 73,071	0.10%	$ 19	$ 70,664	0.13%	$ 23
Savings	41,563	0.10%	10	40,080	0.10%	10	36,454	0.10%	9
Money market	303,842	0.34%	257	288,004	0.33%	240	295,792	0.34%	256
Time deposits	201,670	0.87%	443	195,356	0.91%	441	182,138	0.94%	431
Total interest bearing deposits	627,598	0.46%	731	596,511	0.48%	710	585,048	0.49%	719
Federal Home Loan Bank borrowing	62,598	1.61%	254	52,137	1.34%	174	45,527	1.48%	169
Junior subordinated debentures	8,248	2.02%	42	8,248	2.04%	42	8,248	2.22%	46
Total borrowed funds	70,846	1.66%	296	60,385	1.43%	216	53,775	1.59%	215
Total interest bearing liabilities	698,444	0.58%	1,027	656,896	0.57%	926	638,823	0.58%	934
Non interest bearing demand	288,380			277,713			255,241
Total funding	986,824	0.41%	1,027	934,609	0.40%	926	894,064	0.42%	934
Other liabilities	7,534			9,114			8,252
Total liabilities	994,358			943,723			902,316

Stockholders' Equity
Total stockholders' equity	129,517			148,023			137,457
Total liabilities and stockholders' equity	$ 1,123,875			$1,091,746			$ 1,039,773

Net interest margin		4.04%			4.04%			4.36%

Interest Rate Spread		3.86%	$10,482		3.84%	$ 10,149		4.17%	$ 10,585

(1) Non-accrual loans have been included in total loans.

Heritage Oaks Bancorp
Average Balances

	For The Nine Months Ended
	9/30/2013			9/30/2012
(dollar amounts in thousands)	Balance	Yield/Rate	Inc/Exp	Balance	Yield/Rate	Inc/Exp
Interest Earning Assets
Interest bearing deposits in other banks	$ 15,007	0.22%	$ 25	$ 14,920	0.16%	$ 18
Investment securities taxable	212,005	1.84%	2,912	201,517	2.57%	3,883
Investment securities non taxable	44,457	3.25%	1,081	54,901	3.47%	1,428
Other investments	6,573	3.89%	191	6,532	1.10%	54
Loans (1)	734,271	5.36%	29,448	665,365	5.88%	29,289
Total earning assets	1,012,313	4.45%	33,657	943,235	4.91%	34,672
Allowance for loan losses	(17,986)			(19,227)
Other assets	104,247			88,317
Total assets	$ 1,098,574			$ 1,012,325

Interest Bearing Liabilities
Interest bearing demand	$ 75,153	0.10%	$ 59	$ 66,474	0.11%	$ 55
Savings	40,322	0.10%	30	35,251	0.10%	27
Money market	294,123	0.33%	722	286,040	0.37%	792
Time deposits	193,502	0.89%	1,290	186,264	1.03%	1,442
Total interest bearing deposits	603,100	0.47%	2,101	574,029	0.54%	2,316
Federal Home Loan Bank borrowing	57,866	1.37%	592	50,115	1.25%	468
Junior subordinated debentures	8,248	2.03%	125	8,248	2.40%	148
Total borrowed funds	66,114	1.45%	717	58,363	1.41%	616
Total interest bearing liabilities	669,214	0.56%	2,818	632,392	0.62%	2,932
Non interest bearing demand	276,499			235,588
Total funding	945,713	0.40%	2,818	867,980	0.45%	2,932
Other liabilities	11,444			9,454
Total liabilities	957,157			877,434

Stockholders' Equity
Total stockholders' equity	141,417			134,891
Total liabilities and stockholders' equity	$ 1,098,574			$ 1,012,325

Net interest margin		4.07%			4.49%

Interest Rate Spread		3.89%	$ 30,839		4.29%	$31,740
(1) Non-accrual loans have been included in total loans.

Heritage Oaks Bancorp
Loans and Deposits

(dollar amounts in thousands)
Loans	9/30/2013	6/30/2013	9/30/2012
Real Estate Secured
Multi-family residential	$ 25,782	$ 20,632	$ 16,429
Residential 1 to 4 family	57,016	50,271	37,837
Home equity lines of credit	32,388	33,596	32,422
Commercial	442,322	417,924	374,799
Farmland	45,573	48,620	23,416
Total real estate secured	603,081	571,043	484,903
Commercial
Commercial and industrial	103,540	112,115	119,496
Agriculture	28,523	24,957	17,948
Other	44	50	66
Total commercial	132,107	137,122	137,510
Construction
Single family residential	4,619	4,878	11,267
Single family residential - Spec.	1,114	723	420
Multi-family	747	757	787
Commercial	6,694	4,204	14,401
Total construction	13,174	10,562	26,875
Land	25,042	23,575	23,633
Installment loans to individuals	3,495	4,144	5,146
All other loans (including overdrafts)	255	165	281
Total gross loans	777,154	746,611	678,348

Deferred loan fees	(1,454)	(1,372)	(977)
Allowance for loan losses	(17,468)	(17,934)	(17,987)
Total net loans	$ 758,232	$ 727,305	$ 659,384
Loans held for sale	$ 5,463	$ 9,786	$ 12,590

Deposits	9/30/2013	6/30/2013	9/30/2012
Non-interest bearing deposits	$ 285,428	$ 287,098	$ 267,199
Interest bearing deposits:
NOW accounts	83,961	69,478	75,187
Other savings deposits	43,089	40,429	36,940
Money market deposit accounts	324,990	288,645	298,020
Time deposits	219,484	197,679	177,686
Total deposits	$ 956,952	$ 883,329	$ 855,032
Heritage Oaks Bancorp
Allowance for Loan Losses, Non-Performing and Classified Assets

	Three Months Ended
Allowance for Loan Losses	9/30/2013	6/30/2013	9/30/2012
Balance, beginning of period	$ 17,934	$ 17,743	$ 18,149
Provision for loan losses	--	--	1,286
Loans charge-off
Residential 1 to 4 family	--	23	106
Commercial real estate	41	67	--
Commercial and industrial	369	62	261
Agriculture	367	--	1,250
Construction	--	--	92
Land	--	--	--
Installment loans to individuals	207	55	9
Total charge-offs	984	207	1,718
Recoveries of loans previously charged-off	518	398	270
Balance, end of period	$ 17,468	$ 17,934	$ 17,987

Net charge-offs / (recoveries)	$ 466	$ (191)	$ 1,448

Non-Performing Assets	9/30/2013	6/30/2013	9/30/2012
Loans on non-accrual status
Residential 1-4 family	$ 452	$ 753	$ 907
Home equity lines of credit	--	56	381
Commercial real estate	964	299	4,428
Farmland	--	--	1,089
Commercial and industrial	3,224	4,030	3,243
Agriculture	811	1,316	1,075
Construction	--	--	1,840
Land	7,194	7,460	7,300
Installment	27	29	206
Total non-accruing loans	$ 12,672	$ 13,943	$ 20,469
Other real estate owned (OREO)	--	--	615
Other repossessed assets	--	13	--
Total non-performing assets	$ 12,672	$ 13,956	$ 21,084

Classified assets	9/30/2013	6/30/2013	9/30/2012
Loans	$ 45,300	$ 50,431	$ 57,553
Other real estate owned (OREO)	--	--	615
Other	--	13	342
Total classified assets	$ 45,300	$ 50,444	$ 58,510

Classified assets to Tier I + ALLL	33.58%	33.07%	41.58%

Note: Classified assets consists of substandard and non-performing loans, OREO, non-investment grade securities, other repossessed assets, loans held for sale that were substandard and substandard letters of credit.

Heritage Oaks Bancorp
Quarter to Date Non-Performing Loan Reconciliation

	Balance			Transfers	Returns to		Balance
	June 30,		Net	to Foreclosed	Accrual		September 30,
(dollar amounts in thousands)	2013	Additions	Paydowns	Collateral	Status	Charge-offs	2013
Real Estate Secured
Residential 1 to 4 family	$ 753	$ --	$ (301)	$ --	$ --	$ --	$ 452
Home equity line of credit	56	--	(1)	--	(55)	--	--
Commercial	299	721	(15)	--	--	(41)	964
Commercial
Commercial and industrial	4,030	183	(185)	--	(435)	(369)	3,224
Agriculture	1,316	50	(188)	--	--	(367)	811
Land	7,460	--	(144)	--	(122)	--	7,194
Installment loans to individuals	29	206	(1)	--	--	(207)	27

Totals	$ 13,943	$ 1,160	$ (835)	$ --	$ (612)	$ (984)	$ 12,672

Heritage Oaks Bancorp
Year to Date Non-Performing Loan Reconciliation

	Balance			Transfers	Returns to		Balance
	December 31,		Net	to Foreclosed	Accrual		September 30,
(dollar amounts in thousands)	2012	Additions	Paydowns	Collateral	Status	Charge-offs	2013
Real Estate Secured
Residential 1 to 4 family	$ 835	$ 659	$ (537)	$ --	$ (482)	$ (23)	$ 452
Home equity line of credit	58	--	(3)	--	(55)	--	--
Commercial	928	721	(230)	(222)	(192)	(41)	964
Farmland	1,077	--	(1,077)	--	--	--	--
Commercial
Commercial and industrial	4,657	1,525	(828)	--	(1,360)	(770)	3,224
Agriculture	907	537	(255)	--	(11)	(367)	811
Construction
Commercial	1,380	--	--	(1,211)	--	(169)	--
Land	7,182	1,303	(381)	--	(876)	(34)	7,194
Installment loans to individuals	285	335	(8)	(101)	(117)	(367)	27

Totals	$ 17,309	$ 5,080	$ (3,319)	$ (1,534)	$ (3,093)	$ (1,771)	$ 12,672

Heritage Oaks Bancorp
Quarter to Date OREO Reconciliation

	Balance				Balance
	June 30,				September 30,
(dollar amounts in thousands)	2013	Additions	Sales	Writedowns	2013
Real Estate Secured
Commercial	$ --	$ --	$ --	$ --	$ --

Totals	$ --	$ --	$ --	$ --	$ --

Heritage Oaks Bancorp
Year to Date OREO Reconciliation

	Balance				Balance
	December 31,				September 30,
(dollar amounts in thousands)	2012	Additions	Sales	Writedowns	2013
Real Estate Secured
Commercial	$ --	$ 1,374	$ (1,374)	$ --	$ --

Totals	$ --	$ 1,374	$ (1,374)	$ --	$ --

Heritage Oaks Bancorp
Reconciliation of GAAP to Non-GAAP Financial Measure

	Three Months Ended
(dollar amounts in thousands)	9/30/2013	6/30/2013	9/30/2012
GAAP net income	$ 2,761	$ 2,716	$ 6,428
Adjusted for:		`
Income tax expense / (benefit)	1,593	1,705	(2,940)
Provision for loan losses	--	--	1,286
Non-GAAP earnings before income taxes and provision for loan losses	$ 4,354	$ 4,421	$ 4,774
CONTACT: Simone Lagomarsino, President & Chief Executive Officer
         1222 Vine Street
         Paso Robles, California 93446
         805.369.5260
         slagomarsino@heritageoaksbank.com

         Mark Olson, EVP & Chief Financial Officer
         1222 Vine Street
         Paso Robles, California 93446
         805.369.5107
         molson@heritageoaksbank.com